UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 19, 2021 (August 16, 2021)

DOMA HOLDINGS, INC.

(Exact name of Registrant, as specified in its charter)

Delaware	001-39754	84-1956909
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Mission Street, Suite 740
San Francisco, California 94105
(Address of principal executive offices) (Zip code)

650-419-3827
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DOMA	The New York Stock Exchange
Warrants to purchase common stock	DOMA.WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2021, the Board of Directors of Doma Holdings, Inc. (the “Company”), appointed Mike Smith as Chief Accounting Officer of the Company, effective as of such date. In connection therewith, Mr. Smith will serve as the Company’s principal accounting officer.
Mr. Smith, age 54, most recently served as Senior Vice President, Chief Accounting Officer and Director of Treasury of Banc of California, Inc. from September 2018 to August 6, 2021. Prior to that he served as Chief Accounting Officer of loanDepot, a nonbank mortgage lender, from September 2014 to July 2018. Mr. Smith received his masters and undergraduate accounting degrees from Brigham Young University, became a certified public accountant in the state of California in 1996 and became a certified management accountant in 1997. Mr. Smith began his career in the audit practices of Deloitte and Grant Thornton in Los Angeles, California.
Mr. Smith will (i) receive an annual base salary of $335,000 with a discretionary target annual cash incentive opportunity of 50% of his annual eligible earnings; (ii) be eligible to earn a discretionary annual award of restricted stock units (“RSUs”) under the Company’s omnibus incentive plan with a target value of $250,000; and (iii) be entitled to a one-time new hire grant of RSUs in an amount equal to $1,000,000 at the time of such grant, such grants in clauses (ii) and (iii) will be 100% time-based RSUs, which shall vest 25% on the first anniversary of the related vesting commencement date and the remainder of such RSUs will vest in 12 consecutive, equal, quarterly installments such that the related award will fully vest on the fourth anniversary of the related vesting commencement date, provided that Mr. Smith is continuously employed through such date. Mr. Smith will also be eligible to participate in a variety of employee benefit programs generally available to employees of the Company. Additionally, Mr. Smith is entitled to a sign on bonus of $80,000, to be paid within 30 days of his start date, and such amount to be returned to the Company should Mr. Smith resign or be terminated for cause within 12 months.
Mr. Smith has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.
Mr. Smith is expected to enter into the same form of indemnification agreement with the Company as the Company’s directors and certain of the Company’s other officers, which agreement supplements the indemnification provisions of the Company’s charter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
10.1^	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on August 3, 2021).

^    Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 19, 2021

By:	/s/ Eric Watson
Name:	Eric Watson
Title:	General Counsel & Secretary